EXHIBIT 23.1
                                                  ------------

                   [GOLDSTEIN  GOLUB  KESSLER  LLP LETTERHEAD]



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To  the  Board  of  Directors
Orbit  International  Corp.


We  hereby  consent  to  incorporation  by  reference  in  Registration  Numbers
333-25979, 333-69410 and 333-122575 on Form S-8 and Registration Number 333-130629 on Form S-3 of our report dated March 27, 2007 on the consolidated balance sheets of Orbit International Corp. and Subsidiaries as of December 31, 2006 and 2005 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended, which appear in the December 31, 2006 Annual Report on Form 10-KSB of Orbit International Corp.



/s/ Goldstein Golub Kessler LLP
-------------------------------
GOLDSTEIN  GOLUB  KESSLER  LLP
New  York,  New  York
March  27,  2007